RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S14 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S14

        $ 44,563                   0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                       Supplement dated September 26, 2002
                                       to
                 Prospectus Supplement dated September 23, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 23, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------
560 - 579 ......................              1    $      140,042            0.50%    $   140,042        63.00%
620 - 639 ......................              1           142,830            0.51         142,830        69.00
640 - 659 ......................              1            80,991            0.29          80,991        65.00
660 - 679 ......................              3           417,111            1.49         139,037        69.91
680 - 699 ......................              6         1,691,187            6.06         281,864        68.38
700 - 719 ......................             13         4,089,640           14.65         314,588        54.13
720 - 739 ......................              5         2,097,880            7.51         419,576        40.63
740 - 759 ......................             11         4,122,411           14.77         374,765        56.09
760 - 779 ......................             11         3,529,792           12.64         320,890        64.32
780 - 799 ......................             20         7,078,044           25.35         353,902        59.06
800 or greater .................             16         4,253,374           15.24         265,836        49.26
                                         ------    --------------          ------     -----------        -----
Subtotal with Credit Score .....             88    $   27,643,302           99.02%    $   314,128        56.48%
Not Available ..................              1           273,912            0.98         273,912        60.00
                                         ------    --------------          ------     -----------        -----
     Total .....................             89    $   27,917,214          100.00%    $   313,677        56.51%
                                         ======    ==============          ======


Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average Credit Score of the mortgage loans was approximately 757.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
5.500 - 5.624 ..................              1    $      499,695            1.79%    $   499,695           796        75.00%
5.625 - 5.749 ..................              1           295,904            1.06         295,904           775        56.00
5.750 - 5.874 ..................              6         2,016,076            7.22         336,013           765        59.84
5.875 - 5.999 ..................             12         3,740,186           13.40         311,682           765        63.67
6.000 - 6.124 ..................             17         5,288,400           18.94         311,082           752        50.65
6.125 - 6.249 ..................             15         5,810,750           20.81         387,383           741        48.36
6.250 - 6.374 ..................             13         4,342,858           15.56         334,066           776        54.99
6.375 - 6.499 ..................              7         1,959,100            7.02         279,871           747        61.46
6.500 - 6.624 ..................             10         2,301,331            8.24         230,133           763        59.37
6.625 - 6.749 ..................              4           537,167            1.92         134,292           746        60.78
6.875 - 6.999 ..................              3         1,125,746            4.03         375,249           742        77.65
                                          -----    --------------          ------     -----------           ---        -----
     Total .....................             89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 6.1350% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less ................              6    $      373,090            1.34%    $    62,182           715        50.35%
100,001 -   200,000 ............             13         1,693,215            6.07         130,247           731        61.30
200,001 -   300,000 ............             13         2,748,301            9.84         211,408           739        59.85
300,001 -   400,000 ............             26         8,111,146           29.05         311,967           764        59.28
400,001 -   500,000 ............             14         5,266,473           18.86         376,177           771        55.52
500,001 -   600,000 ............             10         4,975,151           17.82         497,515           773        66.44
600,001 -   700,000 ............              4         2,261,868            8.10         565,467           746        49.45
800,001 -   900,000 ............              1           765,410            2.74         765,410           756        50.00
900,001 - 1,000,000 ............              2         1,722,560            6.17         861,280           715        21.32
                                          -----    --------------          ------     -----------           ---        -----
  Total ........................             89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======





                                                 ORIGINAL LTV RATIOS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
--------------------------------    -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ..................             26    $    8,881,317           31.81%    $   341,589           767
50.01 - 55.00 ..................              9         3,094,370           11.08         343,819           751
55.01 - 60.00 ..................              8         2,247,574            8.05         280,947           777
60.01 - 65.00 ..................             16         5,020,953           17.99         313,810           752
65.01 - 70.00 ..................             12         2,864,533           10.26         238,711           735
70.01 - 75.00 ..................             10         3,297,327           11.81         329,733           752
75.01 - 80.00 ..................              7         2,245,309            8.04         320,758           762
85.01 - 90.00 ..................              1           265,831            0.95         265,831           680
                                          -----    --------------          ------     -----------           ---
      Total ....................             89    $   27,917,214          100.00%    $   313,677           757
                                          =====    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 56.51%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             1    $      439,245            1.57%    $   439,245           760        75.00%
Arizona .........................             1           226,298            0.81         226,298           760        66.00
California ......................            33        11,940,178           42.77         361,824           758        45.71
Colorado ........................             4         1,146,130            4.11         286,533           765        56.80
Connecticut .....................             2           579,713            2.08         289,856           756        65.27
Florida .........................             7         2,397,689            8.59         342,527           758        66.16
Georgia .........................             3           885,181            3.17         295,060           716        74.81
Hawaii ..........................             1           444,052            1.59         444,052           789        52.00
Illinois ........................             3         1,303,639            4.67         434,546           788        65.26
Indiana .........................             1            91,770            0.33          91,770           756        68.00
Kansas ..........................             1           194,320            0.70         194,320           807        37.00
Louisiana .......................             2           143,840            0.52          71,920           655        62.82
Maryland ........................             3         1,011,974            3.62         337,325           719        58.45
North Carolina ..................             3         1,161,738            4.16         387,246           763        75.41
New Hampshire ...................             2           406,538            1.46         203,269           810        66.52
New Mexico ......................             1           362,713            1.30         362,713           795        44.00
New York ........................             4           903,286            3.24         225,822           760        52.38
Oklahoma ........................             1           265,831            0.95         265,831           680        90.00
Oregon ..........................             1           357,032            1.28         357,032           799        65.00
Tennessee .......................             1           357,437            1.28         357,437           770        75.00
Texas ...........................            10         2,554,380            9.15         255,438           757        65.66
Virginia ........................             2           444,018            1.59         222,009           728        64.16
Washington ......................             1           209,535            0.75         209,535           706        55.00
Wyoming .........................             1            90,678            0.32          90,678           701        75.00
                                          -----    --------------          ------     -----------           ---        -----
     Total ......................            89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======


----------
         No more than 3.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................            11    $    4,455,452           15.96%    $   405,041           769        68.41%
Rate/Term Refinance .............            63        20,218,335           72.42         320,926           754        54.80
Equity Refinance ................            15         3,243,427           11.62         216,228           757        50.82
                                          -----    --------------          ------     -----------           ---        -----
     Total ......................            89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======


                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation..............             69    $   22,504,877           80.61%    $   326,158           758        56.48%
Reduced Documentation...........             20         5,412,337           19.39         270,617           753        56.65
                                          -----    --------------          ------     -----------           ---        -----
     Total......................             89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======


         No more than 34.6% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 16.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.



                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ..............             86    $   27,079,533           97.00%    $   314,878           757        56.12%
Second/Vacation ................              3           837,681            3.00         279,227           746        69.10
                                          -----    --------------          ------     -----------           ---        -----
     Total .....................             89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached .........             72    $   23,209,205           83.14%    $   322,350           758        55.27%
Planned Unit Developments ......             13         3,487,470           12.49         268,267           749        64.00
(detached)
Condo Low-Rise (less than 5 ....              1           444,052            1.59         444,052           789        52.00
(stories)
Planned Unit Developments ......              2           436,856            1.56         218,428           754        59.68
(attached)
Townhouse ......................              1           339,632            1.22         339,632           741        66.00
                                          -----    --------------          ------     -----------           ---        -----
    Total ......................             89    $   27,917,214          100.00%    $   313,677           757        56.51%
                                          =====    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
5.220 ..........................              1    $      499,695            1.79%    $   499,695           796        75.00%
5.345 ..........................              1           295,904            1.06         295,904           775        56.00
5.470 ..........................              6         2,016,076            7.22         336,013           765        59.84
                                          -----    --------------          ------     -----------           ---        -----
    Total ......................              8    $    2,811,675           10.07%    $   351,459           771        62.13%
                                          =====    ==============          ======


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.592463673%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                              FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%        100%      250%        400%         500%
                                                            ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%        100%         100%
April 2006.............................................      94         88        80          72           66
April 2007.............................................      88         78        64          51           43
April 2008.............................................      81         68        50          36           28
April 2009.............................................      74         58        39          25           18
April 2010.............................................      67         49        30          17           11
April 2011.............................................      59         41        22          11            7
April 2012.............................................      51         33        16           7            4
April 2013.............................................      42         26        12           5            2
April 2014.............................................      33         19         8           3            1
April 2015.............................................      23         12         5           1            1
April 2016.............................................      13          7         2           1            *
April 2017.............................................       2          1         *           *            *
April 2018.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       6.8        5.3       3.8         2.8          2.3


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $2,812,336.10         $25,447,543.99
Weighted average mortgage rate .................        5.6924280290%                6.1886%
Weighted average servicing fee rate.............        0.2800000000%                0.3611%
Weighted average original term to maturity
(months) .......................................                 180                    180
Weighted average remaining term
to maturity (months) ...........................                 146                    145

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$35,191.......................         3.7%             4.8%            7.0%             9.7%            11.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    ---------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio............      159,458    $41,799,848       156,842    $41,837,077       142,330    $38,092,093
Period of Delinquency
   30 to 59 days................        2,081        485,414         2,147        488,965         1,968        469,058
   60 to 89 days................          297         66,720           336         72,625           327         75,698
   90 days or more..............          301         69,148           307         68,860           333         76,136
Foreclosures Pending............          419        100,940           340         81,219           350         91,964
Total Delinquent Loans..........        3,098    $   722,221         3,130    $   711,669         2,978    $   712,856
Percent of Loan
    Portfolio...................        1.943%         1.728%        1.996%         1.701%        2.092%         1.871%

[TABLE CONTINUED]


                                       AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    ----------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    ----------------------------------------------------------------------------------
Total Loan Portfolio............      104,754    $29,652,506       61,336     $19,562,648       51,674    $17,633,235
Period of Delinquency
   30 to 59 days................        1,391        350,118          813         202,438          354        101,882
   60 to 89 days................          256         59,355          180          37,722           80         18,514
   90 days or more..............          277         67,047          229          51,671           99         22,840
Foreclosures Pending............          333         80,326          243          58,402          139         31,349
Total Delinquent Loans..........        2,257    $   556,846        1,465     $   350,233          672    $   174,585
Percent of Loan
    Portfolio...................        2.155%         1.878%       2.388%          1.790%       1.300%         0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    ---------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ...........       31,572    $ 5,733,023        29,442    $ 5,424,670        26,174    $ 4,923,160
Period of Delinquency
   30 to 59 days ...............          476         87,173           481         80,450           436         72,245
   60 to 89 days ...............           72         13,317            85         14,464            71         13,138
   90 days or more .............           68         14,146            57         12,443            64         12,292
Foreclosures Pending ...........          113         23,846            87         17,435            79         22,361
Total Delinquent Loans .........          729    $   138,482           710    $   124,791           650    $   120,036
Percent of Loan
    Portfolio ..................        2.309%         2.416%        2.412%         2.300%        2.483%         2.438%

[TABLE CONTINUED]


                                       AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    ----------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    ----------------------------------------------------------------------------------
Total Loan Portfolio ...........       20,813    $ 4,388,764        15,134    $ 3,902,833       12,980    $ 3,701,651
Period of Delinquency
   30 to 59 days ...............          303         56,489           221         45,326           80         18,542
   60 to 89 days ...............           62         12,354            38          7,098           21          4,011
   90 days or more .............           66         16,163            55          9,585           15          2,980
Foreclosures Pending ...........           68         14,099            53         11,232           26          5,253
Total Delinquent Loans .........          499    $    99,105           367    $    73,241          142    $    30,786
Percent of Loan
    Portfolio ..................        2.398%         2.258%        2.425%         1.877%       1.094%         0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance.......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans         $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio..........               0.088%               0.043%               0.031%               0.047%
Gross Loss......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio................               0.014%               0.040%               0.022%               0.017%
Covered Loss....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery.................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                     AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 2003    DECEMBER 31, 2004
                                    -----------------    -----------------
Total Loan Portfolio............    $     19,562,648     $     17,633,235
Average Portfolio Balance.......    $     23,080,737     $     17,999,485
Foreclosed Loans................    $          9,435     $          2,109
Liquidated Foreclosed Loans         $         28,302     $         16,609
Foreclosed Loans Ratio..........               0.048%               0.012%
Gross Loss......................    $          5,331     $          2,922
Gross Loss Ratio................               0.023%               0.016%
Covered Loss....................    $          4,219     $          1,648
Net Loss........................    $          1,112     $          1,274
Net Loss Ratio..................               0.005%               0.007%
Excess Recovery.................    $             18     $             68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio ............   $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......   $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................   $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....   $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........              0.134%               0.051%               0.017%               0.076%
Gross Loss ......................   $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................              0.018%               0.079%               0.032%               0.023%
Covered Loss ....................   $            561     $            895     $          1,202     $            462
Net Loss ........................   $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................              0.009%               0.063%               0.009%               0.013%
Excess Recovery .................   $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                     AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 2003    DECEMBER 31, 2004
                                    -----------------    -----------------

Total Loan Portfolio ............   $      3,902,833    $       3,701,651
Average Portfolio Balance .......   $      4,082,685    $       3,702,764
Foreclosed Loans ................   $          2,051    $             798
Liquidated Foreclosed Loans .....   $          5,319    $           2,680
Foreclosed Loans Ratio ..........              0.053%               0.022%
Gross Loss ......................   $          1,473    $             581
Gross Loss Ratio ................              0.036%               0.016%
Covered Loss ....................   $            884    $             227
Net Loss ........................   $            589    $             353
Net Loss Ratio ..................              0.014%               0.010%
Excess Recovery .................   $              0    $              15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement, the supplement dated September 26, 2002 and the prospectus.

         Dealers will be required to deliver both supplements, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:46                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14(POOL #  4618)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4618
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JWW0   200,911,000.00  28,477,382.92     5.500000  %    144,103.93
A-P     76111JWM2       105,900.92      53,924.73     0.000000  %        252.24
A-V     76111JWN0             0.00           0.00     0.296121  %          0.00
R       76111JWP5           100.00           0.00     5.500000  %          0.00
M-1     76111JWQ3     1,324,100.00   1,196,472.41     5.500000  %      5,454.84
M-2     76111JWR1       407,100.00     367,860.37     5.500000  %      1,677.11
M-3     76111JWS9       305,300.00     275,872.69     5.500000  %      1,257.73
B-1     76111JWT7       203,600.00     183,975.37     5.500000  %        838.77
B-2     76111JWU4       101,800.00      91,987.68     5.500000  %        419.38
B-3     76111JWV2       203,623.17     183,996.30     5.500000  %        838.86

-------------------------------------------------------------------------------
                  203,562,524.09    30,831,472.47                    154,842.86
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       130,521.34    274,625.27            0.00       0.00     28,333,278.99
A-P             0.00        252.24            0.00       0.00         53,672.49
A-V         7,608.20      7,608.20            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,483.83     10,938.67            0.00       0.00      1,191,017.57
M-2         1,686.03      3,363.14            0.00       0.00        366,183.26
M-3         1,264.42      2,522.15            0.00       0.00        274,614.96
B-1           843.22      1,681.99            0.00       0.00        183,136.60
B-2           421.61        840.99            0.00       0.00         91,568.30
B-3           843.32      1,682.18            0.00       0.00        183,157.44

-------------------------------------------------------------------------------
          148,671.97    303,514.83            0.00       0.00     30,676,629.61
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     141.741283    0.717253     0.649648     1.366901   0.000000  141.024030
A-P     509.199795    2.381849     0.000000     2.381849   0.000000  506.817946
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     903.611823    4.119666     4.141553     8.261219   0.000000  899.492157
M-2     903.611833    4.119676     4.141562     8.261238   0.000000  899.492157
M-3     903.611810    4.119653     4.141566     8.261219   0.000000  899.492157
B-1     903.611803    4.119646     4.141552     8.261198   0.000000  899.492157
B-2     903.611803    4.119646     4.141552     8.261198   0.000000  899.492157
B-3     903.611826    4.119669     4.141572     8.261241   0.000000  899.492157

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14 (POOL #  4618)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4618
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,195.25
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,929.50

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      30,676,629.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           97

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       14,276.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.52648400 %     5.97905100 %    1.49185010 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.52300100 %     5.97137236 %    1.49516050 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              340,594.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,827,073.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.14179280
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              147.50

POOL TRADING FACTOR:                                                15.06988073

Run:        04/26/05     11:24:34                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14(POOL #  4618)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4618
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JWW0   200,911,000.00  28,333,278.99     5.500000  %    808,889.62
A-P     76111JWM2       105,900.92      53,672.49     0.000000  %      8,673.96
A-V     76111JWN0             0.00           0.00     0.296137  %          0.00
R       76111JWP5           100.00           0.00     5.500000  %          0.00
M-1     76111JWQ3     1,324,100.00   1,191,017.57     5.500000  %      5,373.52
M-2     76111JWR1       407,100.00     366,183.26     5.500000  %      1,652.11
M-3     76111JWS9       305,300.00     274,614.96     5.500000  %      1,238.99
B-1     76111JWT7       203,600.00     183,136.60     5.500000  %        826.26
B-2     76111JWU4       101,800.00      91,568.30     5.500000  %        413.13
B-3     76111JWV2       203,623.17     183,157.44     5.500000  %        826.35

-------------------------------------------------------------------------------
                  203,562,524.09    30,676,629.61                    827,893.94
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       129,860.86    938,750.48            0.00       0.00     27,524,389.37
A-P             0.00      8,673.96            0.00       0.00         44,998.53
A-V         7,570.41      7,570.41            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,458.83     10,832.35            0.00       0.00      1,185,644.05
M-2         1,678.34      3,330.45            0.00       0.00        364,531.15
M-3         1,258.65      2,497.64            0.00       0.00        273,375.97
B-1           839.38      1,665.64            0.00       0.00        182,310.34
B-2           419.69        832.82            0.00       0.00         91,155.17
B-3           839.47      1,665.82            0.00       0.00        182,331.09

-------------------------------------------------------------------------------
          147,925.63    975,819.57            0.00       0.00     29,848,735.67
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     141.024030    4.026109     0.646360     4.672469   0.000000  136.997921
A-P     506.817899   81.906276     0.000000    81.906276   0.000000  424.911623
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     899.492158    4.058243     4.122672     8.180915   0.000000  895.433914
M-2     899.492156    4.058241     4.122673     8.180914   0.000000  895.433914
M-3     899.492152    4.058238     4.122666     8.180904   0.000000  895.433914
B-1     899.492166    4.058251     4.122692     8.180943   0.000000  895.433914
B-2     899.492166    4.058251     4.122692     8.180943   0.000000  895.433914
B-3     899.492146    4.058232     4.122664     8.180896   0.000000  895.433914

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:34                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14 (POOL #  4618)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4618
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,101.32
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,050.04

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      29,848,735.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           95

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      689,523.08

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.52300100 %     5.98183800 %    1.49254450 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.35214100 %     6.10930791 %    1.52932700 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              340,594.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,827,073.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13927671
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              146.30

POOL TRADING FACTOR:                                                14.66317821

Run:        04/07/05     11:14:55                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14(POOL #  4618)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4618
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JWW0   200,911,000.00  27,524,389.37     5.500000  %  1,578,511.85
A-P     76111JWM2       105,900.92      44,998.53     0.000000  %        220.02
A-V     76111JWN0             0.00           0.00     0.295685  %          0.00
R       76111JWP5           100.00           0.00     5.500000  %          0.00
M-1     76111JWQ3     1,324,100.00   1,185,644.05     5.500000  %      5,266.04
M-2     76111JWR1       407,100.00     364,531.15     5.500000  %      1,619.07
M-3     76111JWS9       305,300.00     273,375.97     5.500000  %      1,214.20
B-1     76111JWT7       203,600.00     182,310.34     5.500000  %        809.73
B-2     76111JWU4       101,800.00      91,155.17     5.500000  %        404.86
B-3     76111JWV2       203,623.17     182,331.09     5.500000  %        809.82

-------------------------------------------------------------------------------
                  203,562,524.09    29,848,735.67                  1,588,855.59
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       126,153.45  1,704,665.30            0.00       0.00     25,945,877.52
A-P             0.00        220.02            0.00       0.00         44,778.51
A-V         7,354.84      7,354.84            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,434.20     10,700.24            0.00       0.00      1,180,378.01
M-2         1,670.77      3,289.84            0.00       0.00        362,912.08
M-3         1,252.97      2,467.17            0.00       0.00        272,161.77
B-1           835.59      1,645.32            0.00       0.00        181,500.61
B-2           417.79        822.65            0.00       0.00         90,750.31
B-3           835.68      1,645.50            0.00       0.00        181,521.27

-------------------------------------------------------------------------------
          143,955.29  1,732,810.88            0.00       0.00     28,259,880.08
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     136.997921    7.856772     0.627907     8.484679   0.000000  129.141150
A-P     424.911635    2.077602     0.000000     2.077602   0.000000  422.834033
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     895.433916    3.977071     4.104071     8.081142   0.000000  891.456845
M-2     895.433926    3.977082     4.104078     8.081160   0.000000  891.456845
M-3     895.433916    3.977072     4.104062     8.081134   0.000000  891.456845
B-1     895.433907    3.977063     4.104077     8.081140   0.000000  891.456845
B-2     895.433957    3.977112     4.104028     8.081140   0.000000  891.456845
B-3     895.433897    3.977052     4.104052     8.081104   0.000000  891.456845

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:55                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14 (POOL #  4618)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4618
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,885.42
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,290.12

SUBSERVICER ADVANCES THIS MONTH                                        3,035.51
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     332,312.75

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      28,259,880.09

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           90

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,456,272.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.35214100 %     6.11853100 %    1.52702150 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.95741300 %     6.42413150 %    1.60826000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              340,594.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,827,073.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13924271
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              145.20

POOL TRADING FACTOR:                                                13.88265361

Run:        04/25/05     11:59:49                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14(POOL #  4618)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4618
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JWW0   200,911,000.00  25,945,877.52     5.500000  %    660,201.30
A-P     76111JWM2       105,900.92      44,778.51     0.000000  %        214.73
A-V     76111JWN0             0.00           0.00     0.294963  %          0.00
R       76111JWP5           100.00           0.00     5.500000  %          0.00
M-1     76111JWQ3     1,324,100.00   1,180,378.01     5.500000  %      5,403.06
M-2     76111JWR1       407,100.00     362,912.08     5.500000  %      1,661.19
M-3     76111JWS9       305,300.00     272,161.77     5.500000  %      1,245.79
B-1     76111JWT7       203,600.00     181,500.61     5.500000  %        830.80
B-2     76111JWU4       101,800.00      90,750.31     5.500000  %        415.40
B-3     76111JWV2       203,623.17     181,521.27     5.500000  %        830.90

-------------------------------------------------------------------------------
                  203,562,524.09    28,259,880.08                    670,803.17
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       118,918.61    779,119.91            0.00       0.00     25,285,676.22
A-P             0.00        214.73            0.00       0.00         44,563.78
A-V         6,946.34      6,946.34            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,410.07     10,813.13            0.00       0.00      1,174,974.95
M-2         1,663.35      3,324.54            0.00       0.00        361,250.89
M-3         1,247.41      2,493.20            0.00       0.00        270,915.98
B-1           831.88      1,662.68            0.00       0.00        180,669.81
B-2           415.94        831.34            0.00       0.00         90,334.91
B-3           831.97      1,662.87            0.00       0.00        180,690.37

-------------------------------------------------------------------------------
          136,265.57    807,068.74            0.00       0.00     27,589,076.91
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     129.141150    3.286039     0.591897     3.877936   0.000000  125.855111
A-P     422.834065    2.027744     0.000000     2.027744   0.000000  420.806320
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     891.456844    4.080553     4.085847     8.166400   0.000000  887.376291
M-2     891.456836    4.080545     4.085851     8.166396   0.000000  887.376291
M-3     891.456835    4.080544     4.085850     8.166394   0.000000  887.376291
B-1     891.456841    4.080550     4.085855     8.166405   0.000000  887.376291
B-2     891.456841    4.080550     4.085855     8.166405   0.000000  887.376291
B-3     891.456868    4.080577     4.085832     8.166409   0.000000  887.376291

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:49                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S14 (POOL #  4618)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4618
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,521.76
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       904.83

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      27,589,076.91

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           88

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      541,440.27

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.95741300 %     6.43432600 %    1.60571170 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.79932200 %     6.55020763 %    1.63987320 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              340,594.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,827,073.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13505688
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              144.60

POOL TRADING FACTOR:                                                13.55312184